UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 3, 2006

Date of earliest event reported: May 1, 2006

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2006, the General Partner of the Registrant amended the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. pursuant to Amendment No. 9. A description of Amendment No. 9 is included in Item 5.03 of this report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to its general partner powers, the Partnership’s General Partner amended the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. (the “Partnership Agreement”) on May 1, 2006, to permit the Partnership to declare increases in the distribution to unitholders prior to the close of a fiscal quarter. This description is qualified in its entirety by Amendment No. 9 to the Partnership Agreement, a copy of which is being filed with this report as Exhibit No. 3.1.9 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number 3.1.9 –	Amendment No. 9 to Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner
	By:	Energy Transfer Partners, L.L.C., its general partner

Date: May 3, 2006	By:	/s/ Ray C. Davis
Ray C. Davis Co-Chief Executive Officer

	By:	/s/ Kelcy L. Warren
Kelcy L. Warren Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1.9	Amendment No. 9 to Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P.